CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated August 10, 2010 for the Wegener Adaptive Growth Fund (the “Fund”) and to all references to our firm included in or made a part of this Post-Effective Amendment No. 4 under the Securities Act of 1933 and Post-Effective Amendment No. 5 under the Investment Company Act of 1940 to Wegener Adaptive Growth Fund’s Registration Statement on Form N-1A (File Nos. 333-132055 and 811-21860), including the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Fund.

Abington, Pennsylvania

September 1, 2010

Sanville & Company